UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2019

Date of Report (Date of earliest event reported)

ODYSSEY GROUP INERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

333-200785

(Commission File Number)

Nevada	20-3925307
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2372 Morse Ave., Irvine, CA 92614	92705
(Address of principal executive offices)	(Zip Code)

702-751-1418

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 par value)	ODYY	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 27, 2019, Odyssey Group International, Inc., (“Odyssey”) entered into a Definitive Agreement with Prevacus, Inc. (“Prevacus”), a biotechnology company, to form a Joint Venture (“JV”) relating to the development of a neurosteroid for treating two orphan disorders, Amyotrophic Lateral Sclerosis (“ALS”) and Nieman Picks disease. Prevacus will contribute to the JV, the chemical compound and Odyssey will be responsible for funding the JV through Phase One clinical trials. Each party will own the JV company equally. In addition to the JV, the two companies have entered into a share exchange agreement whereby Prevacus will receive three million shares of Odyssey common stock and Odyssey will receive one million shares of Prevacus stock. The chemical compound for the neurosteroid being developed has issued patents, and as consideration for the patented compound, Odyssey will issue Prevacus two million shares of its common stock. The JV company will own the patents.

As part of the Definitive Agreement, Dr. Jacob Van Landingham Ph.D., CEO of Prevacus, will join the Board of Directors of Odyssey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY GROUP INTERNATIONAL, INC.

Date: June 28, 2019	By:	/s/ Joseph Michael Redmond
Name: Joseph Michael Redmond
Title: Chief Executive Officer